         NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


No.     - [   ]                                                       [$       ]
    ---
                              POSSIS MEDICAL, INC.
                        SERIES A 5% CONVERTIBLE DEBENTURE
                                DUE JULY 15, 2004

         THIS DEBENTURE is one of a series of duly authorized issued debentures of Possis Medical, Inc., a Minnesota corporation, having a principal place of business at 9055 Evergreen Boulevard N.W., Minneapolis, MN 55433-8003 (the "Company"), designated as its Series A 5% Convertible Debentures, due July 15, 2004 (the "Debentures"), in an aggregate principal amount of $12,000,00.

         FOR VALUE RECEIVED, the Company promises to pay to [                ]
or registered assigns (the "Holder"), the principal amount of [              ]
Dollars ($[       ]), on or prior to July 15, 2004 or such earlier date as the
Debentures are required to be repaid as provided hereunder (the "Maturity
Date") and to pay interest to the Holder on the principal amount at the rate of 5% per annum, subject to the termination of the Company's obligation to pay interest as set forth herein, payable at the Company's option either (a) on a quarterly basis on the third Business Day immediately after March 31, June 30, September 30 and December 31 of each year during the term hereof
(each, a "Quarterly Payment Date"), commencing on the third Business Day immediately after September 30, 1998, and on the earlier to occur of the Due Date (as defined in Section 4(b)) with respect to a conversion for such principal amount or the Maturity Date (or in the event the Holder surrenders Debentures for conversion on the Maturity Date, on the second Trading Day immediately thereafter) or (b) the earlier to occur of the Due Date with respect to a conversion for such principal amount or the Maturity Date (or in the event the Holder surrenders Debentures for conversion on the Maturity
Date, on the second Trading Day immediately thereafter). It shall be assumed that all interest shall be paid pursuant to clause (b) of the immediately preceding sentence unless the Company notifies the Holder in writing at least five Business Days prior to a Quarterly Payment Date that the Company intends to pay interest on such Quarterly Payment Date. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section 5) until payment in full of the principal amount, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made, provided, that interest hereunder shall cease to accrue from and after the date the Per Share Market Value (as defined in Section
5) first exceeds 150% of the Initial Conversion Price (as defined in Section 4) for fifteen (15) consecutive Trading Days (as defined in Section 5). Interest shall be calculated on the basis of a 365-day year and for the actual number of days elapsed. Interest hereunder will be paid to the Person (as defined in Section 5) in whose name this Debenture is registered on the records of the Company regarding registration and transfers of Debentures (the "Debenture Register") as of the third Business Day immediately prior to the Quarterly Payment Date. All overdue, accrued and unpaid interest and other amounts due hereunder shall bear interest at the rate of 13.5% per annum (to accrue daily) from the date such interest or other amount is due hereunder through and including the date of payment. The principal of, and interest (to the extent paid in cash) on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due on the principal amount (but not interest overdue for more than 5 days) may, at the Company's option, be paid in shares of Common Stock (as defined in Section 5) calculated based upon the Conversion Price (as defined below) on the date such interest was due (notwithstanding the fact that between the Original Issue Date and the 180th day following the Original Issue Date, conversions of Debentures are only permitted at or above the Initial Conversion Price pursuant to Section 4(a)(i)). Except with respect to interest overdue for more than 5 days, it shall be assumed that the Company shall elect to make all payments of interest in Common Stock unless the Company shall have given not less than five (5) Business Days' prior notice of its intention to pay such interest in cash. All amounts due hereunder other than such principal amount and interest as the Company shall elect to pay in Common Stock shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the principal amount if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all other purposes is insufficient to pay interest hereunder in shares of Common Stock; (ii) such shares are not either registered for resale pursuant to an Underlying Securities Registration Statement (as defined in Section 5) or freely transferable without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance acceptable to the Holder and the transfer agent for such shares, subject to receipt from the Holder of a representation from such Holder that it is not an affiliate of the Company;
(iii) such shares are not listed or quoted on the Nasdaq National Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange or the Nasdaq SmallCap Market (each, a "Subsequent Market"); or (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock as determined in accordance with Rule 13d-3 under the Exchange Act. Payment of interest on the principal amount in shares of Common Stock is further subject to the provisions of Section 4(a)(iii)(B).

         In the event the Company is prohibited from paying interest in Common Stock pursuant to this paragraph, such interest shall be paid in cash without regard to whether the Company has provided notice of its intention to pay such interest in cash.

         This Debenture is subject to the following additional provisions:

                  Section 1. Exchange. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000) unless such amount represents the full principal balance of Debentures outstanding to such Holder. No service charge will be made for such registration of transfer or exchange.

                  Section 2. Transfer. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement (as defined in Section 5) and may be transferred or exchanged only in compliance with the Purchase Agreement. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

                  Section 3. Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                  (i) except as explicitly provided in Section 3(a)(x), any default in the payment in cash of the principal of, interest on or liquidated damages in respect of, this Debenture, free of any claim of subordination, as and when the same shall become due and payable which shall not be cured within a period of five (5) days (whether on the applicable quarterly interest payment date, a Conversion Date or the Maturity Date or by acceleration or otherwise); provided, however, that a failure by the Company to pay the Mandatory Prepayment Amount pursuant to Section 4(a)(iii)(B), shall not be deemed an Event of Default until seven (7) days after the date payable;

                  (ii) except as explicitly provided in Sections 3(a)(vii) and 3(a)(viii), the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, the Purchase Agreement or the Registration Rights Agreement, and such failure or breach shall not have been remedied within 15 days after the date on which notice of such failure or breach shall have been given;

                  (iii) the Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any such subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any such subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary thereof or there is commenced against the Company or any subsidiary thereof any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary thereof is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary thereof makes a general assignment for the benefit of creditors; or the Company or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any subsidiary thereof shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary thereof for the purpose of effecting any of the foregoing;

                  (iv) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness of the Company in an amount exceeding seven hundred fifty thousand dollars ($750,000), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

                  (v) the Common Stock shall be delisted from the NASDAQ or shall be suspended from trading on the NASDAQ without resuming trading and/or being relisted thereon or on a Subsequent Market or having such suspension lifted, as the case may be, within three (3) days;

                  (vi) except as contemplated in Section 4(h), the Company shall be a party to any Change of Control Transaction (as defined in Section
         5), shall agree to sell or dispose all or in excess of 40% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), or shall apply more than $100,000 in the aggregate to redeem any securities of the Company or prepay indebtedness of the Company for borrowed money (other than redemptions of Underlying Shares);

                  (vii) an Underlying Securities Registration Statement shall not have been declared effective by the Commission (as defined in Section 5) on or prior to the 180th day after the Series A Closing Date;

                  (viii) an Event (as hereinafter defined) shall not have been cured to the satisfaction of the Holder prior to the expiration of thirty (30) days from the Event Date (as defined below) relating thereto (other than an Event resulting from a failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement));

                  (ix) except as explicitly provided in the last paragraph of
         Section 4(a)(iii)(B), the Company shall fail for any reason to deliver certificates to a Holder prior to the twelfth (12th) day after the surrender to the transfer agent of the Debenture pursuant to Section 4(a) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof; or

                  (x) the Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In within ten (10) days after notice (and the broker confirmation referred to in the last sentence of Section 4(b)(ii)) is deemed delivered hereunder.

                  (b) If any Event of Default occurs and is continuing, the full principal amount of this Debenture (and, at the Holder's option, all other Debentures then held by such Holder), together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, immediately due and payable in cash.

                  (c) The aggregate amount payable upon an Event of Default described in Sections 3(a)(iii), (v), (vii) and (viii) shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 5) plus (ii) the Mandatory Prepayment Amount for the principal amount of Debentures (the "Converted Debentures") that would then be held by such Holder had the principal amount of Debentures converted into Underlying Shares that are then held by the Holder not been so converted; provided, that the Holder shall not be entitled to a Mandatory Prepayment Amount with respect to Converted Debentures if both of the following have occurred: (i) prior to the occurrence of the Event of Default, the Underlying Shares into which the Converted Debentures were converted had been held by the Holder for more than thirty (30) days (which period shall be extended at the time of the occurrence of the Event of Default for the number of Trading Days during such 30-day period that a "Blackout Period" (as defined in the Registration Rights Agreement) is in effect) and (ii) prior to the occurrence of the Event of Default and after receipt by the Holder of the Underlying Shares that are held by the Holder at the time of the occurrence of the Event of Default, the Underlying Securities Registration Statement with respect to such Underlying Shares had been continuously effective for thirty (30) consecutive days.

                  (d) The aggregate amount payable upon an Event of Default described in Sections 3(a)(i), (ii) , (iv), (vi), (ix) and (x) shall be equal to the sum of (i) the Mandatory Prepayment Amount (as defined in Section 5) plus
(ii) the Mandatory Prepayment Amount for the principal amount of Debentures (the "Converted Debentures") that would then be held by such Holder had the principal amount of Debentures converted into Underlying Shares that are then held by the Holder not been so converted; provided, that the Holder shall not be entitled to a Mandatory Prepayment Amount with respect to Converted Debentures if prior to the occurrence of the Event of Default the Underlying Shares into which the Converted Debentures were converted had been held by the Holder for more than three (3) Trading Days (which period shall be extended for the number of Trading Days during such 3-Trading Day period that a "Blackout Period" (as defined in the Registration Rights Agreement) is in effect).

                  (e) For purposes of this Section 3, principal amount of Debentures are outstanding until such date as the Holder shall have received Underling Shares upon a conversion (or attempted conversion) thereof. Interest shall accrue on the prepayment amount hereunder from the day after such amount is due (being the date of an Event of Default) through the date of payment in full thereof at the rate of 13.5% per annum. Payment of the Mandatory Prepayment Amount pursuant to this Section 3 shall be in addition to any other amounts that may be due to the Holder pursuant to this Debenture. Within five Business Days of receipt by the Holder of payment of the amounts due to the Holder, (i) the Holder shall return the Debentures to the Company and (ii) in the event the Mandatory Prepayment Amount relates to Converted Debentures, the Holder shall return the Underlying Shares into which such Converted Debentures were converted. In the event of the occurrence of an Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any demand for payment may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

                  Section 4. Conversion.

                  (a) (i) Conversion at Option of Holder. Debentures shall be convertible into shares of Common Stock (subject to reduction as set forth in Section 4(a)(iii)(A) and (B) and prohibition in accordance with Section 4(a)(iii)(C)) at the Conversion Price at the option of the Holder, in whole or in part, as follows: (1) between the Original Issue Date and the 180th day following the Original Issue Date, conversions of Debentures shall be permitted at or above the Initial Conversion Price; (2) between the 181st and 365th day following the Original Issue Date (such period called, the "Second Period"), the maximum number of shares of Common Stock available for conversion by the Holder from time to time during such Second Period shall equal the amount obtained by dividing (x) the total principal amount of Debentures held by such Holder on the first day of the Second Period by (y) 50% of the average Per Share Market Value for the ten (10) Trading Days immediately preceding the commencement of the Second Period (the "Initial Maximum Share Number"); and (3) from and after the 366th day following the Original Issue Date (such period called, the "Third

Period"), the maximum number of shares of Common Stock available for conversion by the Holder from time to time during such Third Period (minus any shares of Common Stock received by the Holder upon conversion of Debentures during the Second Period) shall equal the greater of (x) the amount obtained by dividing
(I) the total principal amount of Debentures held by such Holder on the first day of the Second Period by (II) 50% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the commencement of the Third Period and (y) the Initial Maximum Share Number. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted, plus all accrued but unpaid interest thereon (to the extent such interest is not being paid in cash), by the Conversion Price (as defined below). The Holder shall effect conversions by surrendering the Debentures (or such portions thereof) to be converted, together with the form of conversion notice attached hereto as Exhibit A, but without the signature of the Company (a "Holder Conversion Notice"), to the Transfer Agent and the Company. Each Holder Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Holder Conversion Notice (without the signature of the Company) is deemed to have been delivered hereunder (a "Holder Conversion Date"), as well as the other information set forth on Exhibit A (but without the signature of the Company). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that such Holder Conversion Notice (without the signature of the Company) is deemed delivered hereunder. Subject to Section 4(b), each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted.

                  (ii) Conversion at the Option of the Company. Subject to the provisions of this paragraph and Section 5, this Debenture shall, upon thirty
(30) days' prior notice to the Holders, be convertible into shares of Common Stock at the option of the Company, in whole or in part, at any time and from time to time during the 45 days following any such time as the average of the Per Share Market Values for thirty (30) consecutive Trading Days exceeds 150% of the Initial Conversion Price. Any conversion of this Debenture pursuant to this
Section 4(a)(ii) shall be made on a pro rata basis with the conversion of the Debentures held by any other Persons. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by dividing the outstanding principal amount of this Debenture to be converted, plus all accrued but unpaid interest thereon (to the extent such interest is not being paid in cash), by the Conversion Price on the Company Conversion Date (as defined below). Notwithstanding the foregoing, the Company shall not be permitted to deliver requests for the conversion of a Holder's Debentures if (a) both (1) an Underlying Securities Registration Statement is not then effective and (2) such Holder is not permitted to resell Underlying Shares pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel to the Company and acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company shall have defaulted on its material covenants and obligations hereunder (which shall include any failure to comply with its delivery requirements under Section 4(b)) or under the Purchase Agreement or Registration Rights Agreement, which default has not been cured in full to the reasonable satisfaction of the Holder. The Company shall exercise its right to require conversions by delivering to the Holder the form of conversion notice attached hereto as Exhibit B (a "Company Conversion Notice"). Each Company Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date such Company Conversion Notice is deemed to have been delivered hereunder (a "Company Conversion Date"), as well as the other information set forth on Exhibit B. If no Company Conversion Date is specified in a Company Conversion Notice, the Company Conversion Date shall be the date that such Company Conversion Notice is deemed delivered hereunder. Subject to
Section 4(b) hereof, each Company Conversion Notice, once given, shall be irrevocable. If the Company is requiring conversion of less than all of the principal amount represented by the Debenture(s) tendered by the Holder in response to such Company Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall honor such conversion to the extent permissible hereunder and pro rata with all other holders of the Debentures and shall promptly deliver to such Holder (in the manner and within the time set forth in Section 4(b)) a new Debenture for such principal amount as has not been converted. Notwithstanding anything to the contrary contained herein, a conversion pursuant to this Section shall not be subject to the provisions of Section 4(a)(iii)(A). A Holder Conversion Date and a Company Conversion Date are each sometimes referred to herein as the "Conversion Date" and a Holder Conversion Notice and a Company Conversion Notice are sometimes referred to herein as a "Conversion Notice."

                  (iii)  Certain Conversion Restrictions.

                           (A) 5% Limitation. The Holder agrees not to convert
Debentures to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Debentures held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether Debentures are convertible (in relation to other securities owned by a Holder) and of which portion of the principal amount of such Debentures are convertible shall be in the sole discretion of the Holder, and the submission of Debentures for conversion shall be deemed to be the Holder's determination of whether such Debentures are convertible (in relation to other securities owned by the Holder) and of which portion of such Debentures are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert Debentures at such time as such conversion will not violate the provisions of this Section. The provisions of this Section will not apply to any conversion pursuant to Section 4(a)(ii) of this Debenture, and may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior written notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

                           (B) Nasdaq 20% Limitation. If on any date (the
"Determination Date") (1) the Common Stock is listed for trading on the NASDAQ or the Nasdaq SmallCap Market, (2) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock (x) that would then be issuable upon conversion in full of the then outstanding principal amount of Debentures, Series B Debentures (as defined in Section 5) and Series C Debentures (as defined in Section 5), and as payment of interest thereon in shares of Common Stock and (y) previously issued upon conversion of Debentures, Series B Debentures and Series C Debentures and as payment of interest thereon, would equal or exceed 20% of the number of shares of the Common Stock outstanding immediately prior to the Series A Closing (as defined in Section 5) (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum"), and (3) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the aggregate principal amount of the Debentures, Series B Debentures and Series C Debentures then held by the Holders for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Principal") the Company may elect to prepay in cash to the Holders an amount equal to the Mandatory Prepayment Amount. Any such election by the Company must be made in writing to the Holders within two (2) Trading Days after the Determination Date and the payment of such Mandatory Prepayment Amount applicable to such prepayment must be made in full to the Holders within ten (10) Business days after the date such notice is delivered. If the Company does not deliver timely a notice of its election to prepay under this Section or shall, if it shall have delivered such a notice, fail to pay the prepayment amount hereunder within ten (10) Business days thereafter, then the Holders representing 50% of the then outstanding aggregate principal amount of Debentures, Series B Debentures and Series C Debentures shall have the option by written notice to the Company, to declare any such notice by the Company, if given, to be null and void ab initio and require the Company to either (1) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request unless the Company has previously used its best efforts to, but has failed to, obtain such approval, or (2) pay cash to each Holder in an amount equal to the Mandatory Prepayment Amount for such Holder's portion of the Excess Principal. The payment of the Mandatory Prepayment Amount to each Holder pursuant to this Section shall be determined on a pro rata basis based upon the principal amount of Debentures, Series B Debentures and Series C Debentures held by such Holder on the Determination Date and the Mandatory Prepayment Amount applicable to the portion of the Excess Principal represented by the Series B Debentures and Series C Debentures shall be determined in accordance with the respective definition of "Mandatory Prepayment Amount" set forth in the Series B Debentures and Series C Debentures. If the Company fails to pay the Mandatory Prepayment Amount in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 15% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

                  Without limiting the Company's obligation to use its best efforts to obtain Shareholder Approval pursuant to this Section, in no event shall the Company be required to issue shares of Common Stock upon conversion of the Debentures, to pay interest in shares of Common Stock or to issue shares of Common Stock upon exercise of Warrants if such issuance would violate the rules of NASDAQ. The Holder shall not be entitled to the liquidated damages amount in
Section 4(b)(i) or the payment pursuant to a Buy-In set forth in Section 4(b)(ii) and an Event of Default shall not be deemed to have occurred, if such liquidated damages, Buy-in payment or Event of Default results from the failure of the Company to issue shares of Common Stock that would result in a violation of the rules of NASDAQ.

                           (b) (i) Delivery of Certificates. Subject to the
terms hereof, not later than three Trading Days after the Conversion Date, the Company will deliver or cause to be delivered to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (to the extent required by Section 3.1 of the Purchase Agreement) representing the number of shares of the Common Stock being acquired upon the conversion of Debentures, (ii) Debentures in a principal amount equal to the principal amount of Debentures not converted; (iii) a bank check in the amount of all accrued and unpaid interest (if the Company has elected to pay accrued interest in cash), together with all other amounts then due and payable in accordance with the terms hereof, in respect of Debentures tendered for conversion, and (iv) if the Company has elected and is permitted hereunder to pay accrued interest in shares of the Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (to the extent required by Section 3.1 of the Purchase Agreement), representing such number of shares of the Common Stock as equals such interest divided by the Conversion Price calculated on the Conversion Date; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon conversion of the principal amount of Debentures until two Business Days following receipt of original Debentures by the Company or the Holder notifies the Company that such Debenture has been mutilated, lost, stolen or destroyed and has complied with the requirements of Section 9 hereof. The Company shall, upon request of the Holder, if available, use its reasonable best efforts to deliver or cause to be delivered any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, are not delivered to or as directed by the Holder by the third Trading Day after a Conversion Date but in no event sooner than two Business Days after receipt by the Company of the original Debentures to be converted (or 3 days if to be delivered outside United States) (the "Due Date"), the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion (whether subject to a Holder Conversion Notice or a Company Conversion Notice), in which event the Company shall immediately return the Debentures tendered for conversion, and upon receipt of such Debentures, the Holder shall return any such certificate or certificates representing shares of Common Stock that it may receive with respect to the rescinded conversion. If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section, including for purposes hereof, any shares of the Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, by second Trading Day after the Due Date, the Company shall pay on demand to such Holder, in cash, as liquidated damages and not as a penalty, $2,500 for each Trading Day commencing on the Trading Day following the Due Date until the Company delivers such certificates (such amount shall be also be due for each Trading Day after the date that the Holder may rescind such conversion until such date as the Holder shall have received the return of the principal amount of Debentures relating to such rescission); provided, that the Company shall not be obligated to pay such $2,500 amount per day in the event that it shall have paid all amounts due with respect to a Buy-In pursuant to clause (ii) below. Notwithstanding anything to the contrary contained herein, in no event shall the failure of the Company to execute a Holder Conversion Notice that is properly completed by the Holder affect in any way the Company's obligation to timely deliver shares of Common Stock being acquired upon conversion of the Debentures in accordance with the terms of this Section 4(b).

                  (ii) Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 4(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid interest hereunder, by the Due Date, and if after such Due Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate principal amount of Debentures for which such conversion was not timely honored plus accrued but unpaid interest. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate principal amount of Debentures (assuming no interest payable), the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In within two Business Days of the date such Buy-In occurred and provide a broker confirmation showing Holder's total purchase price (including brokerage commissions, if any), for the shares of Common Stock so purchased by the Holder.

                  (c)(i) Conversion Price. The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) 120% of the Average Price calculated on the Original Issue Date, (the "Initial Conversion Price"), and (B) the average Per Share Market Value for any ten (10) consecutive Trading Days selected by the Holder during thirty (30) consecutive Trading Days immediately preceding the Conversion Date; provided, that such thirty (30) Trading Day period shall be extended for the number of Trading Days in which (A) trading in the Common Stock is suspended by the NASDAQ or a Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares, or (D) a "Blackout Period" (as defined in the Registration Rights Agreement) is in effect; provided, further, that the thirty
(30) Trading Day period shall be extended only for the number of Trading Days during such period in which the events described in clauses (A), (B), (C) and
(D) occur. If (a) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to 30 days following the Effectiveness Date, or (b) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the "Effectiveness Period" (as defined in the Registration Rights Agreement), without being succeeded within ten (10) days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission (except for such time as a Blackout Period is permitted to be in effect pursuant to the terms of the Registration Rights Agreement), or (c) the Common Stock shall be delisted or suspended from trading on the NASDAQ or on any Subsequent Market for more than three (3) Trading Days (which need not be consecutive days), (d) the conversion rights of the Holders pursuant to this Debenture are suspended for any reason or (e) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (any such failure or breach being referred to as an "Event," and for purposes of clause (a), the Effectiveness Date (assuming the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to 30 days following the Effectiveness Date), for the purposes of clause (d), the date on which such Event occurs, or for purposes of clauses (b) and (e) the date which such 10 day-period is exceeded, or for purposes of clause (c) the date on which such three (3) Business Day-period is exceeded, being referred to as "Event Date"), then the Conversion Price shall be decreased by 1.5% on the Event Date and each monthly anniversary thereof until the earlier to occur of (i) the second month anniversary after the Event Date and (ii) such time as the applicable Event is cured. Commencing on the second month anniversary after the Event Date, the Holder shall be entitled to receive, at the Company's option, on the first day of each monthly anniversary of the Event Date, until the earlier to occur of (i) the fifth month anniversary after the Event Date and (ii) such time as the applicable Event is cured, either (x) further cumulative 1.5% discounts of the Conversion Price or (y) payment by the Company of 1.5% of the aggregate principal amount of Debentures then held by such Holder in cash, as liquidated damages and not as a penalty. Thereafter, commencing on the fifth month anniversary after the Event Date, the Holder shall have the option, on the first day of each monthly anniversary of the Event Date, until such time as the applicable Event is cured, to either (x) require further cumulative 1.5% discounts to continue or (y) require the Company to pay to the Holder 1.5% of the aggregate principal amount of Debentures then held by such Holder, in cash, as liquidated damages and not as a penalty. Any decrease in the Conversion Price pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

                           (ii) Stock Splits; Dividends, Etc. If the Company, at
any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of the Common Stock, (b) subdivide outstanding shares of the Common Stock into a larger number of shares, (c) combine outstanding shares of the Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of the Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                           (iii) Adjustments for Certain Distributions. If the
Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of the Common Stock (and not to Holders of Debentures) entitling them to subscribe for or purchase shares of the Common Stock at a price per share less than the Per Share Market Value of the Common Stock at the record date mentioned below, the Initial Conversion Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this Section, if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                           (iv) Antidilution Protection. If the Company or any
subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while

Debentures are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the average Per Share Market Value for the five (5) Trading Days immediately preceding the date of issuance of such Common Stock or Common Stock Equivalents, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued. This Section 4(c)(iv) shall not apply to (i) issuances of Common Stock or Common Stock Equivalents (or issuances of shares of Common Stock upon conversion or exercise of such Common Stock Equivalents) pursuant to an underwritten public offering, (ii) grants of Common Stock Equivalents (or issuances of shares of Common Stock upon conversion or exercise of such Common Stock Equivalents) to directors, officers or employees of the Company or its affiliates pursuant to an employee benefit plan approved by the board of directors of the Company, or grants of Common Stock Equivalents (or issuances of shares of Common Stock upon conversion or exercise of such Common Stock Equivalents) of a purely compensatory nature to consultants of the Company or its affiliates consistent with past practice and in the ordinary course of business, (iii) issuances of Common Stock upon conversion or exercise of Common Stock Equivalents (A) that are outstanding on the date hereof (provided that the terms of such Common Stock Equivalents are not amended after the date hereof to permit any Person at any time to acquire shares of Common Stock (including, based upon any conversion, exchange or reset formula) at a price less than a 10% discount to the average Per Share Market Value for the five (5) Trading Days immediately preceding the date of amendment of such Common Stock Equivalents),
(B) for which the exercise price or conversion price is not less than the average Per Share Market Value for the five (5) Trading Days immediately preceding the date of issuance of such Common Stock Equivalents and (C) for which an adjustment to the Conversion Price has already been made pursuant to this Section 4(c)(iv) at the time of the issuance of such Common Stock Equivalents or (iv) issuances of shares of Common Stock upon conversion of the Debentures, payment of interest thereon or exercise of the Warrants issued pursuant to the Purchase Agreement. Notwithstanding anything to the contrary contained in this Section 4(c)(iv), the Company may, without adjustment to the Conversion Price pursuant to this Section 4(c)(iv), issue and sell shares of Common Stock or Common Stock Equivalents at prices of up to a 10% discount to the average Per Share Market Value for the five (5) Trading Days immediately preceding the date of issuance of such Common Stock or Common Stock Equivalents (such discount called a "10% Discount"), provided that sales and issuances of Common Stock or Common Stock Equivalents pursuant to agreements or instruments under which the issuance price (including, based upon any conversion, exchange or reset formula) of such Common Stock or Common Stock

Equivalents is permitted at any time over the life thereof to be less than the 10% Discount, shall continue to be subject to the provisions of this Section 4(c)(iv).

                           (v) Distribution of Indebtedness or Other Assets. If
the Company, at any time while Debentures are outstanding, shall distribute to all holders of the Common Stock (and not to Holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than Common Stock, then in each such case the Initial Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of the Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which the Holders agree may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of Debentures then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                           (vi) Reclassification or Exchange. In case of any
reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holder of this Debenture shall have the right thereafter to, at its option,
(A) convert the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of the Common Stock following such reclassification or share exchange, and the Holders of the Debentures shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the then outstanding principal amount, together with all accrued but unpaid interest and any other amounts then owing hereunder in respect of this Debenture could have been converted immediately prior to such reclassification or share exchange would have been entitled or (B) require the Company to prepay the aggregate of the outstanding principal amount of this Debenture, plus all interest and other amounts due and payable in respect hereof, at a price determined in accordance with Section 3(b). The entire prepayment price shall be paid in cash. This provision shall similarly apply to successive reclassifications or share exchanges. The Holder must notify the Company in writing within 10 days of its receipt of notice of any such reclassification or exchange of the option such Holder shall have elected hereunder, and if the Holder does not notify the Company, the option described in clause (A) hereof shall apply.

                           (vii) Rounding. All calculations under this Section 4
shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                           (viii) Notice of Adjustment. Whenever the Initial
Conversion Price is adjusted pursuant to any of Section 4(c)(ii) - (v), the Company shall promptly mail to each Holder of Debentures a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                           (ix) Notice of Record Date. If (A) the Company shall
declare a dividend (or any other distribution) on its Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, and in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Debentures, and shall cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or
(y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert Debentures in accordance with the terms hereof during the ten-day period commencing the date of such notice to the effective date of the event triggering such notice.

                           (x) Conversion Price Upon Major Announcement. If the
Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 40% or more of the Common Stock (such announcement being referred to herein as a "Major

Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert the Debentures on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price that would otherwise have been in effect on the Conversion Date for such Debentures but for the application of this section. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause
(i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

                  (d) Reservation of Shares. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of the Common Stock solely for the purpose of issuance upon conversion of the Debentures and payment of interest on the Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 4(c)) upon the conversion of the outstanding principal amount of the Debentures and payment of interest hereunder. The Company covenants that all shares of the Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Underlying Securities Registration Statement has been declared effective under the Securities Act, registered for public sale in accordance with such Underlying Securities Registration Statement.

                  (e) Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

                  (f) Payment of Tax Upon Issue or Transfer. The issuance of certificates for shares of the Common Stock on conversion of the Debentures shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such Debentures so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (g) Notices. Any and all notices or other communications or deliveries to be provided by the Holders of the Debentures hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company, at 9055 Evergreen Boulevard, N.W., Minneapolis, MN 55433-8003 (facsimile number (612) 780-7223), attention Chief Executive Officer, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all Conversion Notices shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Company with a copy to the transfer agent at Norwest Bank Minnesota, N.A., Shareholder Services, 161 N. Concord Exchange, P.O. Box 738, South Saint Paul, MN 55075-0738 (facsimile number (612) 450-4078), attention Mary Fitzgerald, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each Holder of the Debentures at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date or on a date that is not a Business Day, (iii) four days after deposit in the United States mail, (iv) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service within the U.S., or
(v) upon actual receipt by the party to whom such notice is required to be given.

                  (h) Graft Business. Holder acknowledges that the Company has engaged Salomon Smith Barney to assist it in exploring strategic alternatives with respect to the Company's vascular graft products business, which may include, without limitation, a sale of the assets of such business, a spin off of such business in the form of a distribution to the shareholders of the Common Stock, a joint venture with a third party or parties relating to such business, some other corporate transaction, or none of the above. The Holder agrees that so long as any such transaction is limited solely to the Company's vascular graft business and does not involve a merger or consolidation or other transaction involving any assets or any business of the Company outside the vascular graft products business, such transaction shall not be deemed a Change in Control of the Company or constitute an Event of Default hereunder; provided, that any distribution to all holders of the

Common Stock (and not to Holders of Debentures) of proceeds received by the Company (whether in cash, other assets, evidences of indebtedness or otherwise) in connection with any transaction involving the Company's vascular graft business will cause an adjustment to the Initial Conversion Price pursuant to
Section 4(c)(v) hereof.

                  Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Average Price" on any date means the (x) sum of the Per Share Market Values for the ten (10) Trading Days immediately preceding such date minus (y) the highest and lowest Per Share Market Values during the ten (10) Trading Days immediately preceding such date, divided by (z) eight.

                  "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Change of Control Transaction" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 40% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by a majority of the "Continuing Directors"(as defined below) in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 40% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock, $.40 par value per share, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Continuing Directors" means those individuals who are members of the Company's board of directors on the date hereof and any individual who subsequently becomes a member of the Company's board of directors, if such individual's nomination for election or election to the Company's board of directors is approved by a vote of at least a majority of the Continuing Directors; provided that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a

"Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Mandatory Prepayment Amount" for any Debentures for the first 180 days following the Original Issue Date shall equal the greater of (i) the sum of (x) 115% of the principal amount of Debentures to be prepaid and (y) all other amounts, costs, interest, expenses and liquidated damages due in respect of such principal amount, and (ii) sum of (x) at the option of the Holder, either (I) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the date the Mandatory Prepayment Amount is demanded or otherwise due, multiplied by the Average Price on the date the Mandatory Prepayment Amount is demanded or otherwise due or (II) the principal amount of the Debentures to be prepaid, plus all accrued and unpaid interest thereon, divided by the Conversion Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Average Price on the Trading Day immediately prior to the date the Mandatory Prepayment Amount is paid in full, and (y) all other amounts, costs, expenses and liquidated damages due in respect of such principal amount.

                  "Original Issue Date" shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

                  "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority in interest of the principal amount of Debentures then outstanding. The Holder of this Debenture agrees that Deloitte & Touche LLP, the Company's independent auditors, may act as the Appraiser for purposes of clause (d).

                  "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Purchase Agreement" means the Convertible Debenture Purchase Agreement, dated as of the Original Issue Date, between the Company and the original Holders of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holders of Debentures, as amended, modified or supplemented from time to time in accordance with its terms.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series A Closing" means the closing of the purchase and sale of the Debentures under the Purchase Agreement.

                  "Series B Debentures" means the Company's Series B 5% Convertible Debentures issued in accordance with the Purchase Agreement.

                  "Series C Debentures" means the Company's Series C 5% Convertible Debentures issued in accordance with the Purchase Agreement.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or (b) if the Common Stock is not listed on the NASDAQ or a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Underlying Shares" means the shares of Common Stock issuable upon conversion of Debentures or as payment of interest in accordance with the terms hereof.

                  "Underlying Securities Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

                  Section 6. Rank; Prepayment. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari passu with all other Debentures, Series B Debentures and Series C Debentures issued in accordance with the respective terms thereof. The Company may not voluntarily prepay the outstanding principal amount on the Debentures.

                  Section 7. No Rights of Shareholder. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

                  Section 8. Lost, Stolen or Destroyed Debentures. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

                  Section 9. Governing Law; Jurisdiction. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. The Company and the Holders hereby irrevocably submit to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  Section 10. Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

                  Section 11. Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  Section 12. Payments on Business Days. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.


                                    POSSIS MEDICAL, INC.



                                    By:
                                       -------------------------------
                                       Name: Irving R. Colacci
                                       Title: Vice President & General Counsel

Attest:



By:
   ------------------------
   Name:
   Title

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                          AT THE ELECTION OF THE HOLDER

To be Executed by the Registered Holder in order to Convert the Debenture and sent to:

a)       Norwest Bank Minnesota, N.A.
         Shareholder Services
         161 N. Concord Exchange
         P.O. Box 738
         South Saint Paul, MN 55075-0738
         Attention: Mary Fitzgerald
         Facsimile: (612) 450-4078

b)       Possis Medical, Inc.
         9055 Evergreen Boulevard, N.W.
         Minneapolis, MN  55433-8003
         Attention: Russel E. Carlson
         Facsimile:  (612) 780-7223

The undersigned hereby elects to convert Debenture No. A-[ ] (the first page of which Debenture is attached to this Notice of Conversion) into shares of common stock, $.40 par value per share (the "Common Stock"), of Possis Medical, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned agrees to dispose of Common Stock represented by unlegended certificates only pursuant to an effective registration statement under the Securities Act of 1933, as amended, to the Company or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended.


Conversion calculations:    -----------------------------------------------
                            Date to Effect Conversion

                            -----------------------------------------------
                            Principal Amount of Debentures to be Converted

                            -----------------------------------------------
                            Number of shares of Common Stock to be Issued

                            -----------------------------------------------
                            Applicable Conversion Price

                            Check one:

                            |_|  Based on the Initial Conversion Price

                            |_| Based on the following ten (10) consecutive Trading Day
                                 Period: ____________ to ___________


                            -------------------------------------------------
                            Signature


                            -------------------------------------------------
                            Name


                            -------------------------------------------------
                            Address


                            -------------------------------------------------
                            Taxpayer identification number


To: Norwest Bank. Minnesota, N.A.

         Please issue the shares of Common Stock indicated above.

                            POSSIS MEDICAL, INC


                            By:
                               -----------------------------------
                               Name:
                               Title:

                                    EXHIBIT B

                             NOTICE OF CONVERSION AT
                           THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of Possis Medical, Inc. (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to Convert Series A 5% Debentures Due July 2004 ("Debentures") held by the Holder into shares of Common Stock, par value $.40 per share (the "Common Stock") of the Company according to the terms hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.




Conversion calculations:
                            ----------------------------------------------
                            Date to Effect Conversion


                            ----------------------------------------------
                            Principal Amount of Debentures to be Converted


                            ----------------------------------------------
                            Number of shares of Common Stock to be Issued


                            ----------------------------------------------
                            Applicable Conversion Price


To: Norwest Bank. Minnesota, N.A.

         Please issue the shares of Common Stock indicated above.

                            POSSIS MEDICAL, INC


                            By:
                               ----------------------------------
                               Name:
                               Title:


                                      B-1